Exhibit 99.1

May 13, 2013 IDS Center – Minneapolis, MN Dear Stockholder: Inland American hit the ground running at the start of the second quarter of 2013, announcing a new $600 million institutional joint venture and finalizing the $253 million disposition of the IDS Center, a 57-story office tower in downtown Minneapolis.  Both of these transactions are aligned with our long-term strategy to focus our portfolio on the key asset classes of multi-tenant retail, lodging and student housing as well as allowing us to evaluate and consider different liquidity events for our stockholders. $600 Million Institutional Joint Venture with PGGM In early May, we announced the formation of a new institutional joint venture with PGGM Private Real Estate Fund, a €133 billion Dutch pension fund, to focus on investing in stabilized necessity-based, multi-tenant retail shopping centers primarily in Texas and Oklahoma. The new joint venture is anticipated to have a total enterprise value in excess of $600 million.  Inland American will have a majority equity stake of 55%, functioning as the managing member and retaining property management rights.  In forming the venture, PGGM contributed approximately $79.5 million of equity and Inland American contributed a portfolio of 13 stabilized necessity-based retail assets, located in Houston, Dallas, San Antonio and Oklahoma City.  We are delighted to establish this partnership with PGGM, one of the world’s largest and most respected fund administrators.  This partnership is a strategic fit with our long-term business and investment strategies, providing a strong platform for future expansion in one of our core sectors – multi-tenant retail.  In a press statement by PGGM, they believe this will be “a high-quality partnership” and we agree. Sale of IDS Center As part of our disposition strategy, Inland American recently closed on the sale of IDS Center, a landmark 57-story, 1.4-million-square-foot office tower in the heart of downtown Minneapolis. While the IDS Center performed very well in our portfolio and was 93% leased at the time of sale, this transaction frees up significant capital that will be available to further execute our long-term strategy to develop our multi-tenant retail, student housing and lodging portfolios.

1st Quarter 2013 Earnings Recap Video With the positive response we received from the video Tom McGuinness did in January discussing the new estimated share valuation (over 7,000 views), we have decided to produce an additional video this quarter discussing our financial results and strategy execution.  This video will replace our normal webcast, but you can still contact your financial advisor or Inland Investor Services Group at 800.826.8228, if you have any questions concerning the REIT.  We expect to post the new video on our website in early June. Cash Distribution Enclosed is a check for your cash distribution equaling $0.04167 per share for the month of April 2013.  Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share.  This equates to a 7.2% annualized yield based on our current estimated per share value.  If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Thomas P. McGuinness Chairman of the Board President cc:  Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.